                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-11) and related Prospectus of NorthStar Realty
Finance Corp (the "Company") for the registration of 20,000,000 shares of its common stock and to the use of our reports dated (i) April 2, 2004 with respect to the consolidated balance sheet of the Company as of March 31, 2004; (ii)
April 2, 2004 with respect to the combined financial statements of NorthStar
Realty Finance Corp. Predecessor as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003; (iii) March 12, 2004 with respect to the consolidated financial statements and schedule of ALGM I
Owners LLC and Subsidiaries as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003; (iv) March 17, 2004 with respect to the financial statements and schedule of NorthStar Funding LLC as of
December 31, 2003 and 2002 and for each of the two years in the period ended
December 31, 2003.

/s/Ernst & Young LLP

New York, New York
April 19, 2004